EXHIBIT 10.46

                    SEPARATION AGREEMENT AND GENERAL RELEASE

This Separation Agreement and General Release (the "Agreement") is entered into by RICHARD OWEN (hereinafter referred to as `Employee") and AVANTGO, INC. (hereinafter referred to as "Company").

                                    Recitals:

Employee has been employed by Company and Employee's employment relationship with Company terminated effective 09/30/2002.

Employee and Company wish to enter into an agreement to clarify and resolve any disputes that may exist between them arising out of the employment relationship and its termination, and any continuing obligations of the parties to one another following the end of the employment relationship.

Company has advised Employee of Employee's right to consult an attorney prior to signing this Agreement. Employee has either consulted an attorney of Employee's choice or voluntarily elected not to consult legal counsel, and understands that Employee is waiving all potential claims against Company.

This Agreement is not and should not be construed as an admission or statement by either party that it or any other party has acted wrongfully or unlawfully. Both parties expressly deny any wrongful or unlawful action.

                                   Agreements:

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises contained below, it is agreed as follows:

      1. Employment Ending Date. Employee's employment with Company terminated effective 09/30/2002 (the "Ending Date"). Employee will have no further employment duties to Company after the Ending Date.

      2. Severance and Benefits. Company will pay to Employee as severance his/her monthly salary for 6 months for a total salary severance amount of $125,000.00 less deductions and withholding. Company will also pay Employee's COBRA premiums for health insurance benefit continuation through March, 2003. Except as set forth herein, all other benefits shall cease on the Ending Date. Employee shall have the right to self-pay health insurance benefits under COBRA after March, 2003.

      3. Board Membership. Employee agrees that he will voluntarily resign from the AvantGo Board of Directors no later than 9/30/2002.

      4. Valid Consideration. Employee and Company agree that payment by Company to Employee of the amounts described in Section 2 of this Agreement is not required by Company policies or procedures or by any contractual obligation of Company, and is offered by Company solely as consideration for this Agreement.

      5. Reaffirmation of Confidential Information and Invention Assignment Agreement. Employee expressly reaffirms the Proprietary Information and Invention Assignment Agreement that Employee signed as part of Employee's employment with Company, a copy of which is attached as Exhibit A hereto and which shall remain in full effect.

      6. Indemnification Agreement. The Company remains bound by the terms of an Indemnification Agreement with Employee, dated February 2000.

      7. General Release of Claims. Employee expressly waives any claims against Company and releases Company (including its officers, directors, stockholders, managers, agents, and representatives) from any claims that Employee may have in any way connected with Employee's employment with Company and the termination thereof, whether or not such claims are presently known or unknown to Employee. It is understood that this release includes, but is not limited to, any claims for wages, bonuses, employment benefits, or damages of any kind whatsoever, arising out of any contracts, express or implied, any covenant of good faith and fair dealing, express or implied, any theory of unlawful discharge, any legal restriction and Company's right to terminate employees, or any federal, state or other governmental statute or ordinance, including, without limitation, Title VII of the Civil Rights Act of 1964, the federal Age Discrimination in Employment Act of 1967 (29 U.S. C. ss. 21, et seq.), the Family and Medical Leave Act, the California Family Rights Act, the California Fair Employment and Housing Act, any other laws concerning discrimination or harassment, or any other legal limitation on the employment relationship. This release will not apply to any claims Employee may have for unemployment insurance benefits; for workers' compensation insurance benefits; for continued participation in certain of the Company's group health benefit plans pursuant to COBRA; for benefits vested pursuant to any ERISA benefit plan; and for enforcement of this Agreement. Employee represents that Employee has not filed any complaints, charges or lawsuits against Company with any governmental agency or any court, and agrees that Employee will not initiate, assist or encourage any such actions, except claims for unemployment insurance benefits; for workers' compensation insurance benefits; for continued participation in certain of the Company's group health benefit plans pursuant to COBRA; for benefits vested pursuant to any ERISA benefit plan; and for enforcement of this Agreement.

      8. Release of Unknown Claims. It is the intention of Employee and Company that this Agreement is a General Release which shall be effective as a bar to each and every claim, demand, or cause of action it releases. Employee recognizes that Employee may have some claim, demand, or cause of action against Company of which Employee is totally unaware and unsuspecting which Employee is giving up by execution of the General Release. It is the intention of Employee in executing this Agreement that it will deprive Employee of each such claim, demand or cause of action and prevent Employee from asserting it against Company. In furtherance of this intention, Employee expressly waives any rights or benefits conferred by the provisions of Section 1542 of the Civil Code of the State of California, which provides as follows:

            "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

      9. Severability. The provisions of this Agreement are severable, and if any part of it is found to be unlawful or unenforceable, the other provisions of this Agreement shall remain fully valid and enforceable to the maximum extent consistent with applicable law.

      10. Knowing and Voluntary Agreement. . Employee represents and agrees that Employee has read this Agreement, understands its terms and the fact that it releases any claim Employee might have against Company and its agents, understands that Employee has the right to consult counsel of choice and has either done so knowingly waived the right to do so, and enters into this Agreement without duress or coercion from any source.

      11. Non-disparagement. Employee agrees to not make any disparaging comments whatsoever about Company, its products or services, or any of its employees, except that this provision will not apply to any of Employee's communication or correspondence with Employee's immediate family, professional advisors (attorneys, insurers or accountants), as required in a legal proceeding, or to enforce Employee's rights under this Agreement. If contacted by prospective employers, Company agrees to provide the following information:
Employee's positions with the Company as an employee, Employee's continued service to the Company as a member of the Board of Directors, and the dates of both Employee's employment and service as a Director.

      Company agrees that it's executive officers will not make any disparaging comments about Employee, except that this provision will not apply to any correspondence or communication between Company executive officers and Company's professional advisors (attorneys, insurers or accountants), as required in a legal proceeding, or to enforce Company's rights under this Agreement.

      12. To accept the Agreement, please sign and date below and return it to Mark Cochran within 14 days of receiving this document.

      13. Except as set forth herein, this Agreement sets forth the entire understanding between Employee and Company and supersedes any prior agreements or understandings with respect to the specific matters referred to in this Agreement, express or implied, pertaining to the terms Employee's employment with Company and the termination of the employment relationship. Employee acknowledges that in executing this Agreement, Employee does not rely upon any representation or statement by any representative of Company concerning the subject matter of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the dates indicated below.

                                        AVANTGO, INC.

                                        "Company"

                                        By /s/ Jim Richardson
                                           ------------------
                                           Jim Richardson
                                           Chairman of the Board

                                        Dated: September 30, 2002


                                        "Employee"

                                        /s/ Richard Owen
                                        ----------------
                                        Richard Owen

                                        Dated: September 23, 2002